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                                                                    EXHIBIT 99.7



                             ORIGEN FINANCIAL, INC.
             FINANCIAL CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

GENERAL PHILOSOPHY

         The honesty, integrity and sound judgment of Origen Financial, Inc.'s ("Origen") Senior Financial Officers is fundamental to our reputation and success. While all directors, officers and employees will be required to adhere to a code of business conduct, the professional and ethical conduct of the Senior Financial Officers is essential to the proper functioning and success of our business.

APPLICABILITY

         This Code of Ethics shall apply to Origen's Senior Financial Officers. "Senior Financial Officers" shall include the principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, including, but not limited to, Origen's President, Chief Executive Officer, Chief Financial Officer, and Controller. In the event of the change of an officer's title or designation as a principal officer, or the addition of an officer to the foregoing definition, any officer performing a similar function shall be included.

         All employees covered by this Financial Code of Ethics will:

         - Act with honesty and integrity, avoiding actual or apparent conflicts of interest in their personal and professional relationships.

         - Provide shareholders with information that is accurate, complete, objective, fair, relevant, timely and understandable.

         - Provide full, fair, accurate, timely and understandable disclosure in reports and documents that Origen files with, or submits to, the Securities and Exchange Commission (the "Commission") and in other public communications made by Origen.

         - Comply with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

         - Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.

         - Promote, as appropriate, contact by employees with the chair of the Audit Committee of the board of directors or other non-employee director for any issues concerning improper accounting or financial reporting of Origen without fear of retaliation.

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         -    Respect and maintain the confidentiality of information acquired in the course of one's work, except when authorized or otherwise legally obligated to disclose such information, and not use such information for personal advantage.

         - Share knowledge and maintain professional skills important and relevant to shareholders' needs.

         - Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and the community.

         - Achieve responsible use, control, and stewardship over all Origen assets and resources that are employed or entrusted to us.

         - Not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of Origen's financial statements or accounting books and records.

         Anyone who has concerns about Origen's conduct or about its accounting, internal accounting controls or auditing matters may communicate such concerns directly to the Audit Committee or other non-employee board member. Such communications may be confidential or anonymous, and may be emailed or submitted in writing. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the Audit Committee. The status of all outstanding concerns addressed to the board of directors or the Audit Committee will be reported to the entire board of directors on a quarterly basis.

         All Senior Financial Officers are expected to adhere to this Code of Ethics. Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal and prosecution under the law. The board of directors shall have the sole and absolute discretionary authority to approve any derivation from this Code of Ethics. Any change or waiver from and the grounds for such change or waiver of this Code of Ethics shall be promptly disclosed through a filing with the Commission on Form 8-K.




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